Exhibit 4.3

                                                      DATED: _____________, 2006

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. ______                                                           $__________

                         MILE MARKER INTERNATIONAL, INC.

                     SUBORDINATED UNSECURED CONVERTIBLE NOTE


                             DUE DECEMBER ___, 2009

         This Subordinated Unsecured Convertible Note (the "Note") is issued by Mile Marker International, Inc., a Florida corporation (the "Obligor") to _________________ (the "Holder"), pursuant to that certain Securities Purchase Agreement (the "Securities Purchase Agreement") of even date herewith.

         FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its successors and assigns the principal sum of _______________ Dollars ($__________) together with accrued but unpaid interest on or before December ____, 2009 (the "Maturity Date") in accordance with the following terms:

         INTEREST. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to ten percent (10%). Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder will be paid to the Holder or its assignee in whose name this Note is registered on the records of the Obligor regarding registration and transfers of Notes (the "Note Register"). Interest is payable quarterly in arrears commencing April 1, 2007 (which quarterly interest payment shall be adjusted to comply with the issuance date of this Note), and on the first day of July, October, January and April thereafter until the principal and interest of this Note are paid in full or the
Note is converted in accordance with its terms.

         RIGHT OF REDEMPTION. The Obligor at its option shall have the right, with ten (10) business days advance written notice (the "Redemption Notice"), to redeem a portion or all amounts outstanding under this Note prior to the Maturity Date for an amount equal to the principal amount being redeemed plus a redemption premium equal to five percent (5%) of the principal amount being redeemed if the Note is redeemed before its first anniversary date, three percent (3%) if between the first and second anniversary date, and one and one-half (1 1/2%) if after the second anniversary date and before the Maturity Date ("Redemption Premium"), together with accrued interest (collectively referred to as the "Redemption Amount").

         The Obligor shall deliver to the Holder the Redemption Amount on the eleventh (11th) Business Day after the Redemption Notice.

         Notwithstanding the foregoing, in the event that the Obligor has elected to redeem all or a portion of the outstanding principal amount and accrued interest under this Note the Holder shall be permitted to convert all or any portion of this Note during such ten (10) Business Day period.

         NOTE UNSECURED. This Note is not secured by any collateral of any kind.

         NOTE SERIES. The Note is one of a series of notes of like tenor and terms having an authorized maximum principal amount of $1,000,000 (together called the "10% Notes").

         NO INDENTURE. No indenture, trust agreement, or like instrument governs the terms of the 10% Notes, and no agent or trustee of any kind has been appointed to act on behalf of the holders of the 10% Notes as a group.

         NOTE SUBORDINATE. Payment of principal and interest on this Note is subordinate to the Obligor's loan obligations to Merrill Lynch Business Financial Services, Inc. and any successor or additional commercial lender, and may be subordinated by the Obligor to any existing or future indebtedness of the Obligor.

         This Note is subject to the following additional provisions:

         SECTION 1. EXCHANGE FOR OTHER DENOMINATIONS. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

         SECTION 2.        EVENTS OF DEFAULT.

         (a) An "Event of Default," wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) Any default in the payment of the principal of, interest on or other charges in respect of this Note which remains uncured for ten (10) consecutive Business Days after the same shall have become due and payable;

                  (ii) The Obligor shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Note in any material respect which is not cured within the time prescribed;

                  (iii) The Obligor shall commence, or there shall be commenced against the Obligor under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Obligor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Obligor or there is commenced against the Obligor any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Obligor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Obligor suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Obligor makes a general assignment for the benefit of creditors; or the Obligor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Obligor shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Obligor for the purpose of effecting any of the foregoing;

                  (iv) The Obligor shall default in any of its obligations under any other note, or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Obligor in an amount exceeding $1,000,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  (v) The Obligor shall be a party to any Change of Control Transaction (as defined in Section 5); or

                  (vi) The Obligor shall fail, due to actions of the Obligor, to deliver Common Stock certificates to a Holder prior to the tenth (10th) business day after a Conversion Date or the Obligor shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of this Note in accordance with the terms hereof.

         (b) During the time that any portion of this Note is outstanding, if any Event of Default has occurred, the full principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash, PROVIDED HOWEVER, the Holder may request (but shall have no obligation to request) payment of such amounts in Common Stock of the Obligor. In addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Note at the Conversion Price at any time after (x) an Event of default or (y) the Maturity Date at the Conversion Price then in effect. The Holder need not provide and the Obligor hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

         SECTION 3.        CONVERSION.

         (a) CONVERSION AT OPTION OF HOLDER.

                  (i) This Note shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time, after the Original Issue Date (as defined in Section 5). The number of shares of Common Stock issuable upon a conversion hereunder ("the Conversion Shares") shall equal fifty percent (50%) of the outstanding amount of principal and accrued interest on this Note at the Conversion Date. The Obligor shall use its best efforts to deliver Common Stock certificates to the Holder prior to the tenth (10th) business day after a Conversion Date.

                  (ii) The Holder shall effect conversions by delivering to the Obligor a completed notice in the form attached hereto as Exhibit A ("Conversion Notice"). The date on which a Conversion Notice is delivered is the "Conversion Date." The Holder is required to physically surrender this Note to the Obligor in order to effect conversions. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion. The Holder and the Obligor shall maintain records showing the principal amount converted and the date of such conversions.

         (b) CONVERSION PRICE AND ADJUSTMENTS TO CONVERSION PRICE.

                  (i) The Holder shall be entitled to convert, at its sole option, at any time a portion or all amounts of principal and interest due and outstanding under this Note into that number of Conversion Shares to which the Holder is entitled under Section 3(a)(i) at a price of $2.50 per share of common stock (the "Conversion Price"). The Conversion Price may be adjusted pursuant to the other terms of this Note. In the event that the outstanding principal and interest on the Note on the Conversion Date are less than the product of the Conversion Price times the Conversion Shares purchasable by the Holder, the Holder shall have the right to pay the difference to the company in cash on the Conversion Date.

                  (ii) If the Obligor, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Obligor, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                  (iii) If the Obligor, at any time while this Note is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Common Stock, at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Common Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

                  (iv) If the Obligor at any time while this Note is outstanding shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price, then, at the sole option of the Holder, the Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Obligor shall notify the Holder in writing, no later than two (2) Business Days following the issuance of any Common Stock or Common Stock Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section shall be made as a result of issuances and exercises of options, warrants or stock grants to purchase shares of Common Stock issued for compensatory purposes pursuant to any of the Obligor's stock option or stock purchase plans.

                  (v) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property at any time while this Note is outstanding, the Holder shall have the right thereafter to, at its option, (A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Note, into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holder of this Note shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Obligor into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Note could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (B) require the Obligor to prepay the outstanding principal amount of this Note, plus all interest and other amounts due and payable thereon. The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

                  (vi) The Obligor shall maintain a share reserve of not less than one hundred percent (100%) of the shares of Common Stock issuable upon conversion of this Note; and within three (3) Business Days following the receipt by the Obligor of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Obligor shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

                  (vii) All calculations under this Section 3 shall be rounded up to the nearest $0.001 or whole share.

                  (viii) Whenever the Conversion Price is adjusted pursuant to
Section 3 hereof, the Obligor shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (ix) If at any time while this Note is outstanding (A) the Obligor shall declare a dividend (or any other distribution) on the Common Stock; (B) the Obligor shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Obligor shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights except pursuant to the Rights Plan; (D) the approval of any stockholders of the Obligor shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Obligor is a party, any sale or transfer of all or substantially all of the assets of the Obligor, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Obligor shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Obligor; then, in each case, the Obligor shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the Obligor, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or
(y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Note during the 20-day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

         (x) In case of any (1) merger or consolidation of the Obligor or any subsidiary of the Obligor with or into another Person, or (2) sale by the Obligor of more than one-half of the assets of the Obligor in one or a series of related transactions, at any time while this Note is outstanding, a Holder shall have the right to (A) convert the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (B) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Note with a principal amount equal to the aggregate principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Notes were issued. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Notes shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

         (c) OTHER PROVISIONS.

                  (i) The Obligor covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Obligor as to reservation of such shares set forth in this Note) be issuable (taking into account the adjustments and restrictions of Section 3(c) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Obligor covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

                  (ii) Upon a conversion hereunder the Obligor shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Conversion Price. If the Obligor elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (iii) The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Obligor shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Note so converted and the Obligor shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Obligor the amount of such tax or shall have established to the satisfaction of the Obligor that such tax has been paid.

                  (iv) Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Obligor 's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

                  (v) In addition to any other rights available to the Holder, if the Obligor fails to deliver to the Holder such certificate or certificates pursuant to Section 3(a)(i), and if after such tenth (10th) Business Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Obligor shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either reissue a Note in the principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Obligor timely complied with its delivery requirements. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Notes with respect to which the market price of the Underlying Shares on the date of conversion was a total of $10,000 under clause
(A) of the immediately preceding sentence, the Obligor shall be required to pay the Holder $1,000. The Holder shall provide the Obligor written notice indicating the amounts payable to the Holder in respect of the Buy-In.

         SECTION 4. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:              Mile Marker International, Inc.
                                    2121 Blount Road
                                    Pompano Beach, FL 33069
                         Attention: Richard E. Aho
                         Telephone: (954) 782-0604
                         Facsimile: (954) 782-0770

With a copy to:                     Siegel, Lipman, Dunay & Shepard, LLP
                                    5355 Town Center Road, Suite 801
                                    Boca Raton, FL 33486
                  Attention:        Jonathan L. Shepard, Esquire
                  Telephone:        (561) 368-7700
                  Facsimile:        (561) 362-6116

If to the Holder:                   __________________
                                    __________________
                                    __________________

With a copy to:                     __________________
                                    __________________
                                    __________________

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         SECTION 5. DEFINITIONS. For the purposes hereof, the following terms shall have the following meanings:

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

     "CHANGE OF CONTROL TRANSACTION" means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Obligor, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Obligor (except that the acquisition of voting securities by the Holder shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Obligor which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Obligor in one or a series of related transactions with or into another entity.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the common stock, par value $0.001, of the Obligor and stock of any other class into which such shares may hereafter be changed or reclassified.

         "CONVERSION DATE" shall mean the date upon which the Holder gives the Obligor notice of their intention to effectuate a conversion of this Note into shares of the Company's Common Stock as outlined herein.

         "CONVERSION SHARES" shall mean the number of shares into which the Note is convertible.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "ORIGINAL ISSUE DATE" shall mean the date of the first issuance of this Note regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note.

         "PERSON" means a corporation, a limited liability company, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of this Note or as payment of interest in accordance with the terms hereof.

         SECTION 6. OBLIGATIONS UNCONDITIONAL. Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Obligor, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Obligor. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein. As long as this Note is outstanding, the Obligor shall not, without the consent of the Holder, amend its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder.

         SECTION 7. NO VOTING ON OTHER RIGHTS. This Note shall not entitle the Holder to any of the rights of a stockholder of the Obligor, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Obligor, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

         SECTION 8. SUBSITUTE NOTE. If this Note is mutilated, lost, stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Obligor.

         SECTION 9. NOTE SUBORDINATE. This Note is subordinate to the Company's obligations to Merrill Lynch Business Financial Services, Inc. or any successor Lender and may be subordinated without the Holder's consent by the Obligor to other indebtedness of the Obligor, whether now or hereafter outstanding. Without the Holder's consent, the Obligor may, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom that is senior in any respect to the obligations of the Obligor under this Note.

         SECTION 10. GOVERNING LAW, JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Broward County, Florida, Circuit Court, and the U.S. District Court for the District of Florida sitting in Ft. Lauderdale, Florida, in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on inconvenient forum to the bringing of any such proceeding in such jurisdictions.

         SECTION 11. COSTS AND FEES. If the Obligor fails to strictly comply with the terms of this Note, then the Obligor shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses reasonably incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder's rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

         SECTION 12. WAIVERS LIMITED. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

         SECTION 13. SAVINGS PROVISIONS. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligor from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Obligor (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

         SECTION 14. BUSINESS DAY. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

         SECTION 15. CERTAIN WAIVERS. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the Obligor has caused this Subordinated Unsecured Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

                                        MILE MARKER INTERNATIONAL, INC.

                                        BY: __________________________________
                                            Richard E. Aho, President and
                                            Chief Executive Officer

                                   EXHIBIT "A"
                              NOTICE OF CONVERSION

(TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT THE NOTE)

TO:
         The undersigned hereby irrevocably elects to convert $
__________________ of the principal amount of the above Note into Shares of Common Stock of Mile Marker International, Inc., according to the conditions stated therein, as of the Conversion Date written below.

CONVERSION DATE:                            _________________________________

APPLICABLE CONVERSION PRICE:                _________________________________

SIGNATURE:                                  _________________________________

NAME:                                       _________________________________

ADDRESS:                                    _________________________________

AMOUNT TO BE CONVERTED:                     $________________________________

AMOUNT OF NOTE UNCONVERTED:                 $________________________________

CONVERSION PRICE PER SHARE:                 $________________________________

ADDITIONAL AMOUNT DUE ON
CONVERSION                                  $________________________________

NUMBER OF SHARES OF COMMON
STOCK TO BE ISSUED:                         _________________________________

PLEASE ISSUE THE SHARES OF COMMON
STOCK IN THE FOLLOWING NAME AND
TO THE FOLLOWINGADDRESS:                    _________________________________

ISSUE TO:                                   _________________________________

AUTHORIZED SIGNATURE:                       _________________________________

NAME:                                       _________________________________

TITLE:                                      _________________________________

PHONE NUMBER:                               _________________________________

                                       17